CONTACT:  Michael D. Witzeman

(513) 762-6714

Chemed Reports Second-Quarter 2025 Results and Announces Executive Management Departure

CINCINNATI, July 29, 2025—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its second quarter ended June 30, 2025, versus the comparable prior-year period.

Results for Quarter Ended June 30, 2025

Consolidated operating results:

•	Revenue increased 3.8% to $618.8 million
•	GAAP Diluted Earnings-per-Share (EPS) of $3.57, a decrease of 23.2%
•	Adjusted Diluted EPS of $4.27, a decrease of 21.9%

VITAS segment operating results:

•	Net Patient Revenue of $396.2 million, an increase of 5.8%
•	Average Daily Census (ADC) of 22,318, an increase of 6.1%
•	Admissions of 17,545, an increase of 1.2%
•	Net Income, excluding certain discrete items, of $38.2 million, a decrease of 23.5%
•	Adjusted EBITDA, excluding Medicare Cap, of $66.8 million, essentially flat with the same period of 2024
•	Adjusted EBITDA margin, excluding Medicare Cap, of 16.2%, a decrease of 163-basis points

Roto-Rooter segment operating results:

•	Revenue of $222.6 million, an increase of 0.6%
•	Net Income, excluding certain discrete items, of $33.7 million, a decrease of 20.4%
•	Adjusted EBITDA of $48.6 million, a decline of 18.7%
•	Adjusted EBITDA margin of 21.8%, a decline of 517-basis points

VITAS

VITAS net revenue was $396.2 million in the second quarter of 2025, which is an increase of 5.8% when compared to the prior-year period. This revenue increase is comprised primarily of a 6.1% increase in days-of-care and a geographically weighted average Medicare reimbursement rate increase of approximately 4.2%. Acuity mix shift negatively impacted revenue growth 71-basis points in the quarter when compared to the prior-year period’s revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes negatively impacted revenue growth by 379-basis points.

The second quarter of 2024 included one-time admissions related to the acquisition of Covenant Health in April 2024.  Excluding the impact of those one-time admissions, total VITAS admissions increased 4.9% in the second quarter of 2025 compared to the second quarter of 2024.

As discussed in our June 27, 2025 press release, VITAS estimates that it will have a $19 million Medicare Cap billing limitation for the 2025 Medicare Cap year ending September 30, 2025 in its Florida Combined program. The revised projection reflects weaker than anticipated admissions in Florida during the second quarter of 2025. No amount for the 2025 Florida Medicare Cap billing limitation was recognized in prior quarters.

In the second quarter of 2025, VITAS accrued $16.4 million in Medicare Cap billing limitation compared to $1.4 million accrued in the second quarter of 2024.

The $16.4 million Medicare Cap billing limitation accrued in the second quarter of 2025 is comprised of three components. First, a catch-up entry of $9.5 million was required to recognize the Medicare Cap billing limitation in Florida related to the first six-months of the 2025 Medicare Cap year which includes our fourth quarter of 2024 and first quarter of 2025.  Second, $4.8 million was recorded related to the Medicare Cap billing limitation for the current quarter of 2025 related to our Florida combined program. Third, $2.1 million was recognized for the current quarter of 2025 related to all other VITAS programs, mainly in California. The amount recognized for all other VITAS programs is in-line with the historical run-rate for these programs and our original projections for 2025.

Of VITAS’ 35 Medicare provider numbers, 28 provider numbers have a full-year projected Medicare Cap cushion of 10% or greater, three provider numbers have a cushion between 0% and 10%, and four provider numbers have a Medicare Cap billing limitation totaling $28.2 million.

Average revenue per patient per day in the second quarter of 2025 was $207.03 which is 350-basis points above the prior-year period. Reimbursement for routine home care and high acuity care averaged $183.63 and $1,136.44, respectively. During the quarter, high acuity days-of-care were 2.5% of total days of care, a decline of 15-basis points when compared to the prior-year quarter.

The second quarter 2025 gross margin, excluding Medicare Cap, was 22.3%, a 177-basis point decline from the same period of 2024. Selling, general and administrative expenses were $25.1 million in the second quarter of 2025 compared to $24.3 million in the prior quarter.

Adjusted EBITDA, excluding Medicare Cap, totaled $66.8 million in the quarter, essentially flat when compared to the prior year period. Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 16.2%.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $222.6 million in the second quarter of 2025, an increase of 0.6%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $53.2 million, an increase of 4.4% from the prior-year period. This aggregate commercial revenue change consisted of plumbing declining 2.9%, excavation increasing 24.4%, water restoration increasing 11.7% and drain cleaning revenue declining 1.1%.

Roto-Rooter branch residential revenue in the quarter totaled $156.4 million, an increase of 0.9%, over the prior-year period. This aggregate residential revenue change consisted of drain cleaning declining 5.8%, plumbing declining 1.1%, excavation declining 4.3%, and water restoration increasing 16.9%.

In the second quarter of 2025, revenue from independent contractors was $17.4 million which is a decline of 4.4% as compared to the same period of 2024.

Roto-Rooter’s second quarter 2025 gross margin was 49.0%. This compares to the prior year quarter’s gross margin of 52.9%. Roto-Rooter’s selling, general and administrative expenses were $60.5 million in the quarter, which is an increase of 5.6% compared to the second quarter of 2024.

Adjusted EBITDA in the second quarter of 2025 totaled $48.6 million, a decrease of 18.7% when compared to the second quarter of 2024. The Adjusted EBITDA margin in the quarter was 21.8% which represents a 517-basis point decline from the second quarter of 2024.

Chemed Consolidated

As of June 30, 2025, Chemed had total cash and cash equivalents of $249.9 million and no current or long-term debt.

In June 2022, Chemed entered into a five-year $550 million Amended and Restated Credit Agreement (Credit Agreement). This Credit Agreement consisted of a $100 million amortizable term loan and a $450 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently SOFR plus 100-basis points. There is approximately $404.5 million undrawn borrowing capacity under the Credit Agreement after excluding $45.5 million for Letters of Credit.

During the quarter, the Company repurchased 75,000 shares of Chemed stock for $42.9 million which equates to a cost per share of $572.61. As of June 30, 2025, there was approximately $182.6 million of remaining share repurchase authorization under its plan.

Revision to Guidance for 2025

VITAS full year 2025 revenue, prior to Medicare Cap, is estimated to increase 7.5% to 8.5% when compared to 2024. Full year adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 18.2% to 18.7%. We are currently estimating $28.2 million in Medicare Cap billing limitations in calendar 2025. This is comprised of $19 million related to the Florida combined program and $9.2 million for all other VITAS programs.

There is no Medicare Cap billing limitation in the fourth quarter included in the guidance related to the Florida combined program. Management does not expect a significant level of Medicare Cap billing limitation in our Florida combined program for the 2026 Cap Year beginning October 1, 2025. This expectation assumes that the rate differential that occurred for the 2025 Cap Year does not recur in 2026. The detailed rate information related to the reimbursement increase in Florida for 2026 will become available during the third quarter. Recent successful Florida CON VITAS applications and other expansion activities in the state should serve to further mitigate cap risk for 2026 and beyond. We intend to update our assumptions regarding rates and the overall outlook for 2026 Medicare Cap in Florida in the third quarter earnings release.

Roto-Rooter is forecasted to have a 1.25% to 1.75% revenue increase in 2025 compared to 2024. Roto-Rooter’s adjusted EBITDA margin for 2025 is expected to be 23.5% to 24.5%.

Based on the above, full year 2025 earnings per diluted share, excluding non-cash expense for stock options, tax benefits from stock option exercises, costs related to litigation and other discrete items, is estimated to be in the range of $22.00 to $22.30. This guidance assumes an effective tax rate of 25.3% and a diluted share count of 14.7 million shares. Chemed’s previously issued 2025 guidance range was $24.95 to $25.45. Chemed’s 2024 reported adjusted earnings per diluted share was $23.13.

Executive Management Departure

After a successful sixteen-year career, Executive Vice President of Chemed and Chairman and Chief Executive Officer of VITAS, Nicholas M. Westfall, has announced that he is departing the Company to pursue other personal and professional opportunities. Mr. Westfall will continue to work with the Company until December 1, 2025 to ensure an orderly transition.  Mr. Westfall has been with Chemed since May 2009.  He transitioned to the role of Senior Vice President of Operations at VITAS in 2012 and was promoted to Chief Operating Officer in 2015.  Mr. Westfall has been serving as an Executive Vice President of Chemed and Chief Executive Officer of VITAS since June 2016 and was named Chairman and Chief Executive Officer of VITAS in 2024.

Kevin J. McNamara, Chemed’s Chief Executive Officer said, “Nick has evolved, transformed and cultivated the organization to be well positioned for the future and has elevated VITAS’ leadership in the industry over the last thirteen years. We thank him for his service and wish him well in his next pursuits.”

Joel L. Wherley, VITAS President and Chief Operating Officer, will succeed Mr. Westfall as Chief Executive Officer of VITAS. Mr. Wherley has been at VITAS since 2016, initially serving as a

Senior Vice President of Operations before being promoted to Executive Vice President and Chief Operating Officer in 2017.  Mr. Wherley was promoted to President and Chief Operating Officer in 2024.

Mr. McNamara stated, “We look forward to Joel’s leadership of VITAS.  He has spent his entire career in the healthcare industry, with over 15 years in hospice.  His deep knowledge of our industry and organization leave him perfectly suited to lead VITAS’ continued success.”

Conference Call

As previously disclosed, Chemed will host a conference call and webcast at 10 a.m., ET, on Wednesday July 30, 2025, to discuss the company's quarterly results and to provide an update on its business. Participants may access a live webcast of the conference call through the investor relations section of Chemed’s website, Investor Relations Home | Chemed Corporation or the hosting website https://edge.media-server.com/mmc/p/vzh53v7p.

Participants may also register via teleconference at:

https://register-conf.media-server.com/register/BI1cf6ed1d293547f9af3111729ba98b48.

Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A  taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. You may access the replay via webcast through the investor relations section of Chemed’s website.

Chemed operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA, and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA, and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 REGARDING FORWARD-LOOKING INFORMATION

Statements in this press release contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods and are based upon assumptions subject to certain known and unknown risks, uncertainties, contingencies and other factors, including, but not limited to, the impact of laws and regulations on Chemed’s operations, including Medicare Cap and Medicare reimbursement rates, Chemed’s estimates of the effect of Medicare Cap on VITAS’ revenues and future prospects, Chemed’s expectations regarding VITAS’ patient mix, VITAS’s future prospects related  to Florida new starts and Certificate of Needs applications and Chemed’s expectations regarding demand for Roter-Rooter’s services.

Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Chemed’s control. Chemed’s actual results and financial condition may differ materially from those indicated in the forward-looking statements included in this press release, including as a result of the risks described above and those described in the Chemed’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its Quarterly Reports filed in 2025. Any forward-looking statement made by Chemed in this press release is based only on information currently available to Chemed and speaks only as of the date on which it is made. Chemed undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Service revenues and sales	$618,798	$595,880	$1,265,741	1,185,113
Cost of services provided and goods sold	434,105	389,750	864,635	774,877
Selling, general and administrative expenses (aa)	100,323	102,255	205,910	218,128
Depreciation	13,689	13,167	27,134	26,454
Amortization	2,571	2,546	5,143	5,067
Other operating expense	26	37	77	129
Total costs and expenses	550,714	507,755	1,102,899	1,024,655
Income from operations	68,084	88,125	162,842	160,458
Interest expense	(443)	(429)	(772)	(854)
Other income--net (bb)	3,474	6,132	4,719	18,709
Income before income taxes	71,115	93,828	166,789	178,313
Income taxes	(18,622)	(22,941)	(42,539)	(42,409)
Net income	$52,493	$70,887	$124,250	$135,904
Earnings Per Share
Net income	$3.60	$4.70	$8.51	$8.99
Average number of shares outstanding	14,591	15,097	14,606	15,109
Diluted Earnings Per Share
Net income	$3.57	$4.65	$8.43	$8.89
Average number of shares outstanding	14,703	15,251	14,733	15,295

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$98,552	$96,025	$202,312	$194,443
Long-term incentive compensation	853	3,593	3,510	12,714
Market value adjustments related to deferred
compensation trusts	918	2,637	88	10,971
Total SG&A expenses	$100,323	$102,255	$205,910	$218,128

(bb) Other income--net comprises (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Interest income	$2,555	$3,495	$4,631	$7,737
Market value adjustments related to deferred
compensation trusts	918	2,637	88	10,971
Other	1	-	-	1
Total other income--net	$3,474	$6,132	$4,719	$18,709

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	June 30,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$249,904	$222,903
Accounts receivable less allowances	184,880	184,961
Inventories	9,148	10,735
Prepaid income taxes	14,239	17,084
Prepaid expenses	33,206	28,929
Total current assets	491,377	464,612
Investments of deferred compensation plans held in trust	129,560	120,784
Properties and equipment, at cost less accumulated depreciation	202,281	202,249
Lease right of use asset	131,948	132,262
Identifiable intangible assets less accumulated amortization	87,360	97,035
Goodwill	666,996	662,124
Other assets	8,325	55,918
Total Assets	$1,717,847	$1,734,984
Liabilities
Current liabilities
Accounts payable	$50,864	$43,001
Accrued insurance	66,888	59,899
Accrued compensation	54,688	78,374
Short-term lease liability	43,700	41,169
Other current liabilities	47,746	39,310
Total current liabilities	263,886	261,753
Deferred income taxes	12,703	27,901
Deferred compensation liabilities	127,699	119,780
Long-term lease liability	101,861	105,233
Other liabilities	13,213	13,020
Total Liabilities	519,362	527,687
Stockholders' Equity
Capital stock	37,593	37,313
Paid-in capital	1,576,165	1,416,166
Retained earnings	2,831,540	2,570,722
Treasury stock, at cost	(3,249,115)	(2,819,053)
Deferred compensation payable in Company stock	2,302	2,149
Total Stockholders' Equity	1,198,485	1,207,297
Total Liabilities and Stockholders' Equity	$1,717,847	$1,734,984

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net income	$124,250	$135,904
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	32,277	31,521
Stock option expense	18,307	17,895
Benefit for deferred income taxes	(13,243)	(2,420)
Noncash long-term incentive compensation	3,273	12,699
Noncash directors' compensation	1,123	1,282
Amortization of debt issuance costs	160	160
Litigation settlements	-	(5,750)
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Increase in accounts receivable	(13,466)	(2,422)
(Increase)/decrease in inventories	(955)	1,289
(Increase)/decrease in prepaid expenses	(7,232)	1,275
Decrease in accounts payable and
other current liabilities	(12,449)	(19,499)
Change in current income taxes	(10,764)	(10,776)
Net change in lease assets and liabilities	(72)	(109)
Decrease/(increase) in other assets	48,426	(15,365)
Increase in other liabilities	1,521	15,730
Other sources	194	652
Net cash provided by operating activities	171,350	162,066
Cash Flows from Investing Activities
Capital expenditures	(29,088)	(23,225)
Proceeds from sale of fixed assets	480	2,916
Business combinations, net of cash acquired	(225)	(92,300)
Other uses	(322)	(265)
Net cash used by investing activities	(29,155)	(112,874)
Cash Flows from Financing Activities
Purchases of treasury stock	(76,168)	(94,228)
Proceeds from exercise of stock options	27,152	38,594
Dividends paid	(14,542)	(12,107)
Capital stock surrendered to pay taxes on stock-based compensation	(8,484)	(5,960)
Change in cash overdrafts payable	309	(15,749)
Other sources/(uses)	1,092	(797)
Net cash used by financing activities	(70,641)	(90,247)
Increase/(Decrease) in Cash and Cash Equivalents	71,554	(41,055)
Cash and cash equivalents at beginning of year	178,350	263,958
Cash and cash equivalents at end of period	$249,904	$222,903

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2025 (a)
Service revenues and sales	$396,201	$222,597	$-	$618,798
Cost of services provided and goods sold	320,644	113,461	-	434,105
Selling, general and administrative expenses	25,085	60,536	14,702	100,323
Depreciation	5,314	8,363	12	13,689
Amortization	26	2,545	-	2,571
Other operating expense/(income)	55	(29)	-	26
Total costs and expenses	351,124	184,876	14,714	550,714
Income/(loss) from operations	45,077	37,721	(14,714)	68,084
Interest expense	(47)	(129)	(267)	(443)
Intercompany interest income/(expense)	5,454	3,970	(9,424)	-
Other income—net	61	23	3,390	3,474
Income/(loss) before income taxes	50,545	41,585	(21,015)	71,115
Income taxes	(12,326)	(9,671)	3,375	(18,622)
Net income/(loss)	$38,219	$31,914	$(17,640)	$52,493

2024 (b)
Service revenues and sales	$374,558	$221,322	$-	$595,880
Cost of services provided and goods sold	285,517	104,233	-	389,750
Selling, general and administrative expenses	24,293	57,351	20,611	102,255
Depreciation	5,058	8,096	13	13,167
Amortization	26	2,520	-	2,546
Other operating expense/(income)	56	(19)	-	37
Total costs and expenses	314,950	172,181	20,624	507,755
Income/(loss) from operations	59,608	49,141	(20,624)	88,125
Interest expense	(46)	(118)	(265)	(429)
Intercompany interest income/(expense)	4,982	3,540	(8,522)	-
Other income—net	46	24	6,062	6,132
Income/(loss) before income taxes	64,590	52,587	(23,349)	93,828
Income taxes	(15,338)	(12,070)	4,467	(22,941)
Net income/(loss)	$49,252	$40,517	$(18,882)	$70,887

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2025 (a)
Service revenues and sales	$803,600	$462,141	$-	$1,265,741
Cost of services provided and goods sold	633,451	231,184	-	864,635
Selling, general and administrative expenses	51,624	123,184	31,102	205,910
Depreciation	10,509	16,601	24	27,134
Amortization	52	5,091	-	5,143
Other operating expense/(income)	119	(42)	-	77
Total costs and expenses	695,755	376,018	31,126	1,102,899
Income/(loss) from operations	107,845	86,123	(31,126)	162,842
Interest expense	(95)	(261)	(416)	(772)
Intercompany interest income/(expense)	10,750	7,900	(18,650)	-
Other income—net	110	32	4,577	4,719
Income/(loss) before income taxes	118,610	93,794	(45,615)	166,789
Income taxes	(30,361)	(21,936)	9,758	(42,539)
Net income/(loss)	$88,249	$71,858	$(35,857)	$124,250

2024 (b)
Service revenues and sales	$728,564	$456,549	$-	$1,185,113
Cost of services provided and goods sold	557,411	217,466	-	774,877
Selling, general and administrative expenses	48,085	118,611	51,432	218,128
Depreciation	10,225	16,204	25	26,454
Amortization	52	5,015	-	5,067
Other operating expense	63	66	-	129
Total costs and expenses	615,836	357,362	51,457	1,024,655
Income/(loss) from operations	112,728	99,187	(51,457)	160,458
Interest expense	(92)	(235)	(527)	(854)
Intercompany interest income/(expense)	10,176	6,982	(17,158)	-
Other income—net	75	47	18,587	18,709
Income/(loss) before income taxes	122,887	105,981	(50,555)	178,313
Income taxes	(29,666)	(24,610)	11,867	(42,409)
Net income/(loss)	$93,221	$81,371	$(38,688)	$135,904

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THREE MONTHS ENDED JUNE 30, 2025 AND 2024
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2025
Net income/(loss)	$38,219	$31,914	$(17,640)	$52,493
Add/(deduct):
Interest expense	47	129	267	443
Income taxes	12,326	9,671	(3,375)	18,622
Depreciation	5,314	8,363	12	13,689
Amortization	26	2,545	-	2,571
EBITDA	55,932	52,622	(20,736)	87,818
Add/(deduct):
Intercompany interest expense/(income)	(5,454)	(3,970)	9,424	-
Interest income	(61)	(23)	(2,472)	(2,556)
Stock option expense	-	-	9,216	9,216
Long-term incentive compensation	-	-	853	853
Adjusted EBITDA	$50,417	$48,629	$(3,715)	$95,331

2024
Net income/(loss)	$49,252	$40,517	$(18,882)	$70,887
Add/(deduct):
Interest expense	46	118	265	429
Income taxes	15,338	12,070	(4,467)	22,941
Depreciation	5,058	8,096	13	13,167
Amortization	26	2,520	-	2,546
EBITDA	69,720	63,321	(23,071)	109,970
Add/(deduct):
Intercompany interest expense/(income)	(4,982)	(3,540)	8,522	-
Interest income	(45)	(25)	(3,425)	(3,495)
Stock option expense	-	-	8,870	8,870
Long-term incentive compensation	-	-	3,593	3,593
Acquisition expense	907	45	-	952
Adjusted EBITDA	$65,600	$59,801	$(5,511)	$119,890

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2025
Net income/(loss)	$88,249	$71,858	$(35,857)	$124,250
Add/(deduct):
Interest expense	95	261	416	772
Income taxes	30,361	21,936	(9,758)	42,539
Depreciation	10,509	16,601	24	27,134
Amortization	52	5,091	-	5,143
EBITDA	129,266	115,747	(45,175)	199,838
Add/(deduct):
Intercompany interest expense/(income)	(10,750)	(7,900)	18,650	-
Interest income	(110)	(33)	(4,489)	(4,632)
Stock option expense	-	-	18,307	18,307
Long-term incentive compensation	-	-	3,510	3,510
Adjusted EBITDA	$118,406	$107,814	$(9,197)	$217,023
2024
Net income/(loss)	$93,221	$81,371	$(38,688)	$135,904
Add/(deduct):
Interest expense	92	235	527	854
Income taxes	29,666	24,610	(11,867)	42,409
Depreciation	10,225	16,204	25	26,454
Amortization	52	5,015	-	5,067
EBITDA	133,256	127,435	(50,003)	210,688
Add/(deduct):
Intercompany interest expense/(income)	(10,176)	(6,982)	17,158	-
Interest income	(75)	(47)	(7,615)	(7,737)
Stock option expense	-	-	17,895	17,895
Long-term incentive compensation	-	-	7,377	7,377
Severance arrangement	-	-	5,337	5,337
Acquisition expense	907	45	-	952
Adjusted EBITDA	$123,912	$120,451	$(9,851)	$234,512

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income as reported	$52,493	$70,887	$124,250	$135,904
Add/(deduct) pre-tax cost of:
Stock option expense	9,216	8,870	18,307	17,895
Amortization of reacquired franchise rights	2,352	2,352	4,704	4,704
Long-term incentive compensation	853	3,593	3,510	7,377
Acquisition expense	-	952	-	952
Severance arrangement	-	-	-	5,337
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(2,143)	(2,613)	(4,462)	(5,000)
Excess tax benefits on stock compensation	(50)	(622)	(513)	(3,919)
Adjusted net income	$62,721	$83,419	$145,796	$163,250

Diluted Earnings Per Share As Reported
Net income	$3.57	$4.65	$8.43	$8.89
Average number of shares outstanding	14,703	15,251	14,733	15,295

Adjusted Diluted Earnings Per Share
Adjusted net income	$4.27	$5.47	$9.90	$10.67
Average number of shares outstanding	14,703	15,251	14,733	15,295

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT (unaudited)
(unaudited)
Three Months Ended June 30,			Six Months Ended June 30,
OPERATING STATISTICS	2025	2024	2025	2024
Net revenue ($000) (c)
Homecare	$358,042	$324,778	$709,608	$629,637
Inpatient	33,023	29,071	67,045	59,374
Continuous care	23,640	24,327	48,276	48,497
Other	5,747	4,733	11,092	8,817
Subtotal	$420,452	$382,909	$836,021	$746,325
Room and board, net	(3,892)	(3,156)	(7,417)	(6,101)
Contractual allowances	(3,984)	(3,820)	(6,304)	(7,910)
Medicare cap allowance	(16,375)	(1,375)	(18,700)	(3,750)
Net Revenue	$396,201	$374,558	$803,600	$728,564
Net revenue as a percent of total before Medicare cap allowance
Homecare	85.2%	84.8%	84.9%	84.4%
Inpatient	7.9	7.6	8.0	8.0
Continuous care	5.6	6.4	5.8	6.5
Other	1.3	1.2	1.3	1.1
Subtotal	100.0	100.0	100.0	100.0
Room and board, net	(0.9)	(0.8)	(0.9)	(0.8)
Contractual allowances	(0.9)	(1.0)	(0.8)	(1.1)
Medicare cap allowance	(3.9)	(0.4)	(2.2)	(0.5)
Net Revenue	94.3%	97.8%	96.1%	97.6%
Days of care
Homecare	1,662,455	1,551,163	3,295,024	2,999,075
Nursing home	307,158	304,191	614,266	587,349
Respite	11,440	9,102	21,435	16,854
Subtotal routine homecare and respite	1,981,053	1,864,456	3,930,725	3,603,278
Inpatient	28,213	25,895	57,917	52,540
Continuous care	21,647	23,933	44,267	47,970
Total	2,030,913	1,914,284	4,032,909	3,703,788

Number of days in relevant time period	91	91	181	182
Average daily census ("ADC") (days)
Homecare	18,269	17,046	18,205	16,478
Nursing home	3,375	3,343	3,394	3,227
Respite	126	100	118	93
Subtotal routine homecare and respite	21,770	20,489	21,717	19,798
Inpatient	310	284	320	288
Continuous care	238	263	244	264
Total	22,318	21,036	22,281	20,350

Total Admissions	17,545	17,334	35,684	34,245
Total Discharges	17,845	15,898	35,583	32,068
Average length of stay (days)	137.1	100.6	127.9	102.2
Median length of stay (days)	20.0	18.0	18.0	17.0

ADC by major diagnosis
Cerebro	44.4%	42.5%	44.6%	43.4%
Neurological	12.1	13.3	12.2	13.4
Cancer	9.7	10.0	9.6	10.0
Cardio	16.2	16.2	16.1	16.2
Respiratory	7.5	7.3	7.3	7.3
Other	10.1	10.7	10.2	9.7
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Cerebro	26.7%	27.1%	27.6%	27.4%
Neurological	7.2	8.3	6.8	7.9
Cancer	26.6	25.0	25.6	24.8
Cardio	14.9	16.1	15.0	15.9
Respiratory	10.7	9.6	11.1	10.1
Other	13.9	13.9	13.9	13.9
Total	100.0%	100.0%	100.0%	100.0%

Estimated uncollectible accounts as a percent of revenues	1.0%	1.0%	0.8%	1.1%

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	37.5	38.8	n.a.	n.a.
Days of revenue outstanding-including unapplied Medicare payments	26.9	34.7	n.a.	n.a.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(unaudited)

(a)	Included in the results of operations for 2025 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended June 30, 2025
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(9,216)	$(9,216)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Long-term incentive compensation	-	-	(853)	(853)
	Pretax impact on earnings	-	(2,352)	(10,069)	(12,421)
	Excess tax benefits on stock compensation	-	-	50	50
	Income tax benefit on the above	-	546	1,597	2,143
	After-tax impact on earnings	$-	$(1,806)	$(8,422)	$(10,228)

		Six Months Ended June 30, 2025
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(18,307)	$(18,307)
	Amortization of reacquired franchise agreements	-	(4,704)	-	(4,704)
	Long-term incentive compensation	-	-	(3,510)	(3,510)
	Pretax impact on earnings	-	(4,704)	(21,817)	(26,521)
	Excess tax benefits on stock compensation	-	-	513	513
	Income tax benefit on the above	-	1,091	3,371	4,462
	After-tax impact on earnings	$-	$(3,613)	$(17,933)	$(21,546)

(b)	Included in the results of operations for 2024 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended June 30, 2024
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(8,870)	$(8,870)
	Long-term incentive compensation	-	-	(3,593)	(3,593)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Acquisition expense	(907)	(45)	-	(952)
	Pretax impact on earnings	(907)	(2,397)	(12,463)	(15,767)
	Excess tax benefits on stock compensation	-	-	622	622
	Income tax benefit on the above	220	559	1,834	2,613
	After-tax impact on earnings	$(687)	$(1,838)	$(10,007)	$(12,532)

		Six Months Ended June 30, 2024
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(17,895)	$(17,895)
	Long-term incentive compensation	-	-	(7,377)	(7,377)
	Severance arrangement	-	-	(5,337)	(5,337)
	Amortization of reacquired franchise agreements	-	(4,704)	-	(4,704)
	Acquisition expense	(907)	(45)	-	(952)
	Pretax impact on earnings	(907)	(4,749)	(30,609)	(36,265)
	Excess tax benefits on stock compensation	-	-	3,919	3,919
	Income tax benefit on the above	220	1,107	3,673	5,000
	After-tax impact on earnings	$(687)	$(3,642)	$(23,017)	$(27,346)

(c)

VITAS has 11 large (greater than 450 ADC), 23 medium (greater than 200 but less than 450 ADC) and 24 small (less than 200 ADC) hospice programs.  Of Vitas' 35 Medicare provider numbers, for the current cap year, 28 provider numbers have a Medicare cap cushion of greater than 10%, three provider numbers have a Medicare cap cushion between 0% and 10%, and four provider numbers have a Medicare cap liability.